March 2021 Investor Presentation Exhibit 99.3

Notice to Recipient This investor presentation (“Investor Presentation”) is strictly private and confidential and is intended solely for the information of the Recipients. It is not an invitation for public subscription and should not be reproduced or circulated or used for any purpose other than assisting with the assessment of the SC Health Corporation (“SC Health”) and Rockley Photonics, Ltd. (“Rockley Photonics” or the “Company”) by the persons to whom this Investor Presentation is delivered. Each Recipient agrees that neither it nor its agents, representatives, directors or employees will copy, reproduce or distribute to others this Investor Presentation , in whole or in part, at any time without the prior written consent of each of SC Health and Rockley Photonics, and that it will keep permanently confidential all information contained herein not already in the public domain and will use this Investor Presentation only for the purpose of evaluating the proposed business combination (the “Business Combination”). This Investor Presentation shall remain the property of SC Health and Rockley Photonics, and each company reserves the right to require the return of this Investor Presentation (together with any copies or extracts thereof) at any time. In no circumstances will SC Health, Rockley Photonics or any of either company’s subsidiaries, affiliates, representatives, partners, directors, officers, employees, advisers or agents (each a “Relevant Party” and collectively “the Relevant Parties”) be responsible for any of the information in this Investor Presentation, including the forecasts and details on the market described herein. These are supplied as a guide only and do not purport to contain all the information that an interested party may require. By accepting this Investor Presentation each Recipient acknowledges that it will be solely responsible for making its own investigations, including all costs and expenses incurred with such investigations or its investment in SC Health, Rockley Photonics or any parent company of either company, and forming its own view as to the condition and prospects of such investment, and the accuracy and completeness of the statements contained herein. The information contained herein does not, and will not, form any part of a contract or offer for sale. Furthermore it does not constitute an offer to sell or invitation to purchase shares SC Health, Rockley Photonics or any parent company of either company that is capable of acceptance and no binding commitment may be entered into on the basis of the information contained herein. Any offers and sales of securities will be made only by means of a definitive investment agreement with SC Health, Rockley Photonics or any parent company of either company. Neither the receipt of this Investor Presentation nor any information (whether written, electronic or oral) made available in connection with the proposed issue of securities constitutes, or is to be taken as constituting, the giving of investment advice by any of the Relevant Parties. This Investor Presentation should not be considered as a recommendation by any of the Relevant Parties to invest in SC Health, Rockley Photonics or any parent company of either company, and Recipients interested in investing are recommended to seek their own independent financial, legal and other advice from persons authorized and specializing, as necessary, in investments of the kind in question and should rely solely on their own judgment, review and analysis in evaluating the investment. Recipients should be aware that any investment activity may expose them to a risk of losing the property invested. Recipients in the United Kingdom In the United Kingdom, members of the public have not been invited to, and are not eligible to invest in SC Health, Rockley Photonics or any parent company of either company. The distribution of this Investor Presentation is exempt from the general restriction contained in section 21 of the Financial Services and Markets Act 2000 (“FSMA”) in relation to the communication of invitations or inducements to engage in investment activity on the grounds that it is being distributed to and is directed only at persons who (i) are persons having professional experience in matters relating to investments within the meaning of Article 19 of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“Order”) or are (ii) persons falling within Article 49(2)(a)to(d) (“high net worth companies, unincorporated associations, etc.”) of the Order (all such persons together being referred to as “relevant persons”). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons. Each Recipient represents and warrants that he or it is a relevant person and agrees to inform himself or itself about and observe all applicable legal requirements in the UK and/or in the jurisdiction(s) in which he or it is situated. Any Recipient who is not a relevant person should return this document to SC Health or Rockley Photonics and should not act or rely upon this Investor Presentation or any of its contents. Recipients in the European Economic Area In relation to each member state of the European Economic Area which has implemented Directive 2003/71/EC (as amended, and including any relevant implementing measure in each relevant member state (“Prospectus Directive”), this Investor Presentation is being distributed to and is directed only at “qualified investors as defined in the Prospectus Directive. Recipients in the United States This Investor Presentation has been provided to each Recipient on the basis that the Recipient is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Act”)) or an “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3), (7) or (8) under the Act), and that each such Recipient has confirmed its status as an “accredited investor”. If any Recipient is not, or are no longer able to confirm that it is an “accredited investor” it must immediately return the Investor Presentation to SC Health or Rockley Photonics. Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory authority in the U.S. has approved or disapproved of the investment opportunity described herein or determined if this Investor Presentation is truthful or complete. Any representation to the contrary is a U.S. criminal offense. Recipients outside of the United Kingdom, European Economic Area or United States Recipients in jurisdictions outside the UK, European Economic Area or United States should inform themselves about and observe all applicable legal requirements in their jurisdictions. In particular, the distribution of this Investor Presentation in certain jurisdictions may be restricted by law and, accordingly, Recipients represent that they are able to receive this Investor Presentation without contravention of any unfulfilled registration requirements or other legal restrictions in the jurisdiction in which they reside or conduct business. The information contained in this Investor Presentation is strictly confidential and has been prepared by SC Health and Rockley Photonics with respect to certain financial metrics of Rockley Photonics for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed Business Combination between SC Health and Rockley Photonics, and for no other purpose. The information contained herein does not purport to be all-inclusive and none of the Relevant Parties makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Investor Presentation or any other written or oral communication communicated to the recipient in the course of the recipient's evaluation of the Company or SC Health. Only those particular warranties which are made in a definitive written investment agreement, when and if one is executed, and subject to such exclusions and limitations as may be specified in such agreement, shall have any legal effect. Such final agreement will not contain any representations, warranties or undertakings as to this Investor Presentation. This Investor Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of SC Health, the Company, or any of their respective affiliates. You should not construe the contents of this Investor Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Investor Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The distribution of this Investor Presentation may also be restricted by law and persons into whose possession this Investor Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Investor Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. This Investor Presentation may not be taken away or reproduced or redistributed or disclosed, in whole or in part, to any other person, by any medium or in any form for any purpose. You agree to keep the contents of this Investor Presentation confidential and such document and contents form a part of confidential information. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon them merits of the Business Combination or the accuracy or adequacy of the information contained in this Investor Presentation. By attending the meeting in relation to this document, or by reading this document, you agree to be bound by the limitations set out herein. None of the Relevant Parties shall have any responsibility or liability whatsoever (for negligence or otherwise) for any loss howsoever arising from any use of this document or its contents or otherwise arising in connection with this document.

Notice to Recipient (Cont’d) This Investor Presentation does not contain all material information concerning SC Health, Rockley Photonics or any parent company of either company, or any securities of any such entity, and the information set forth in this document is subject to change without notice. No Relevant Party is under an obligation to update or keep current the information contained herein. Certain data in this Investor Presentation was obtained from various external data sources, and no Relevant Party has verified such data with independent sources. This Investor Presentation may include trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Investor Presentation may be listed without the ™, ℠, ©, or ® symbols, but SC Health and Rockley Photonics will assert, to the fullest extent under applicable law, the right of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. The information contained herein and any further information (whether written, electronic or oral) relating to SC Health or Rockley Photonics supplied by any of the Relevant Parties is, and will be, supplied on the condition that none of the Relevant Parties or any other person whatsoever is liable for any error, omission, misstatement, or inaccuracy therein nor for any direct, indirect or inconsequential loss or damage sustained by any party placing reliance on such information, including any error or omission, misstatement or inaccuracy resulting from any negligent act or omission of any of the Relevant Parties or any other person. Except where otherwise indicated, information provided in this Investor Presentation is given as of the date hereof. The delivery of this Investor Presentation shall not under any circumstances create the implication that there has been no change in the affairs of SC Health or Rockley Photonics since the date hereof. No Relevant Party accepts any responsibility or gives any undertaking to provide further information, including any information required to update any information contained herein or correct any inaccuracy error in or omission from this Investor Presentation. Forward-Looking Statements This Investor Presentation may contain forward-looking statements that involve risks and uncertainties, which include all statements other than statements of historical facts, including, without limitation, any statements preceded by, followed by or that include the words “targets”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “would”, “could” or similar expressions or the negative thereof. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of risks, uncertainties and assumptions. Forward-looking statements in this Investor Presentation may include, for example, statements about: (i) SC Health’s and Rockley Photonics’ ability to complete the proposed Business Combination during anticipated timeframe or at all; (ii) the anticipated development and commercialization timelines for Rockley Photonics’ products and technologies, including anticipated features, benefits and applications of its products and technologies; (iii) Rockley Photonics’ customer relationships and ability to retain and expand customer relationships and to achieve design wins; (iv) Rockley Photonics’ ability to address market and customer demands and to timely develop solutions to meet those demands; (v) the size and growth potential of the markets for Rockley Photonics’ products and technologies, and its ability to serve those markets; (vi) Rockley Photonics’ business strategies, business and financial outlook and financial projections; (vii) the ability to obtain, maintain, protect, and enforce intellectual property protection for Rockley Photonics’ technology; (viii) the retention of key personnel; and (ix) the use of proceeds from the proposed Business Combination. The forward-looking statements contained herein are based on SC Health’s and Rockley Photonics’ current expectations and beliefs concerning future developments and their potential effects. Certain statements contained in this document may be statements of future expectations and other forward-looking statements and involve known and unknown risks, assumptions, uncertainties and other factors that may cause the actual results, performance and financial condition of Rockley Photonics, or industry results, to be materially different from any future results, performance or financial condition, expressed or implied by such forward-looking statements. Statements contained in this document regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. No assurance can be given that future events will occur, that projections will be achieved, or that the assumptions contained herein are correct. Actual results may differ materially from those projected and you should not place undue reliance on forward-looking statements. SC Health, Rockley Photonics and each other Relevant Party disclaims any obligation to update or otherwise revise these forward-looking statements to reflect future events or developments. Use of Projections Any financial projections in this Investor Presentation have not been prepared in conformity with U.S. GAAP / International Financial Reporting Standards as adopted by the International Accounting Standards (“IFRS”). Neither SC Health's nor Rockley Photonics' independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this document, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this Investor Presentation, certain of the above-mentioned projected information has been provided for purposes or providing comparisons with historical data. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from those contained in the prospective financial information. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties. Accordingly, there can be no assurance that the prospective results are indicative of future performance of SC Health, Rockley Photonics or any parent company of either company after the proposed Business Combination or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this document should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Non-GAAP Financial Measures This Investor Presentation includes certain financial measures not presented in accordance with U.S. GAAP or the IFRS, including EBITDA and Free Cash Flow, which are different from financial measures calculated in accordance with IFRS or U.S. GAAP. Such non-U.S. GAAP / IFRS financial measures should be considered in addition to and not as a substitute for or superior to financial measures calculated in accordance with IFRS or U.S. GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additional Information In connection with the proposed Business Combination, SC Health and the Company intend to file with the Securities and Exchange Commission ("SEC") a proxy statement and registration statement on Form S-4 relating to the proposed business combination, which will be mailed to SC Health’s shareholders once definitive. This Investor Presentation does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. SC Health's shareholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the proposed business combination as these materials will contain important information about SC Health and Rockley Photonics and the business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to shareholders of SC Health as of a record date to be established for voting on the proposed business combination. Shareholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available at the SEC's website at www.sec.gov or by directing a request to: SC Health Corporation 108 Robinson Road #10-00, Singapore 068900. SC Health and its directors and executive officers may be deemed participants in the solicitation of proxies from SC Health's shareholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in SC Health is contained in SC Health's annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC's website at www.sec.gov, or by directing a request to SC Health Corporation, 108 Robinson Road #10-00, Singapore 068900. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available. Rockley Photonics and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of SC Health in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the business combination when available. By accepting or reading this Investor Presentation you acknowledge that you will be solely responsible for your own assessment of the market and the market position of SC Health, Rockley Photonics and any parent company of either company, and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of the business of either such company. This Investor Presentation speaks as of the date of this document unless otherwise indicated. Neither the delivery of this document nor any further discussions of SC Health or Rockley Photonics with any of the recipients shall, under any circumstances, create any implication that there has been no change in the affairs of either company or any affiliate thereof since that date.

Presenters

Rockley Photonics | SC Health



Dr. Andrew Rickman, OBE[1]

Founder, CEO and Chairman, Rockley Photonics

- Founder & CEO of Bookham, the first silicon photonics company
- Chairman of Kotura (acquired by Mellanox)
- Awarded OBE[1] in the Queen's Millennium Honors

Bookham Technology · Kotura



Mahesh Karanth

CFO, Rockley Photonics

- CFO, Enlighted
- CFO, Invensense (acquired by TDK)
- Partner at Ernst & Young
- Various senior roles at CPQ and HP

enlighted · InvenSense · EY · CPQ · hp



Ciaran Rooney

VP, Corporate Development

- Senior Associate, Cooley
- Associate, WilmerHale

Cooley · WilmerHale



AJ Coloma

Chief Executive Officer, SC Health

- Managing Director, SINCap
- Head of M&A, Fullerton Health
- Director, Credit Suisse's investment banking division

Fullerton Health · SIN Capital · Credit Suisse

(1) *Order of the British Empire.*

4

SIN Capital is a Premier Multi-Asset Investment Firm with an Extensive Track Record of Value Creation Pan-Asia Multi-asset Investment Firm with a Differentiated Investment Approach Proven Investor, Business Builder, Owner and Operator Across the Healthcare Value Chain Building Fullerton Health into a scaled, leading platform Nearly 50 control investments across ten markets Renowned for investing in business benefiting from strong secular trends delivering substantial value creation Hand-in-hand partners with Fullerton Health management Driving strategic partnerships Leading Fullerton Health’s innovative approach to funding and capital structuring Driving key areas of operations SC Health Corp. (NYSE:SCPE) – Sponsored the $172.5M IPO in July 2019 Fullerton Health Corp. – Backed the management buyout in 2012 “Win-win” partnership between SIN Capital, management and investors Healthcare Education Agri-business Advanced Manufacturing Partner with and invest in family or entrepreneur owned / controlled businesses across Asia Portfolio of prime mixed-use or specialty commercial properties in Singapore and other Asian gateway cities Exclusive focus on prime city centre locations and high-quality assets Private Investments Real Estate Differentiated Investment Approach Long-term investment horizon, partnering closely with management Build platforms in under-invested but high growth industries “Investor Operator” model focused on operational value-add

Transaction Overview

Pro Forma Valuation ($M)

Pro Forma Equity Value	**$1,526**
Expected Net Cash at Closing	(29)
Transaction Proceeds	(283)
Pro Forma Firm Value	**$1,215**

Pro Forma Ownership(1)



PIPE Investors (5)
6.6%
SC Health IPO Investors(4)
11.3%
Sponsor(3)
6.9%
Existing Shareholders of the Company (2)
75.2%

Sources & Uses ($M)

Sources of Funds	
IPO Proceeds Held in Trust(4)	$173
PIPE Equity Placement Proceeds(6)	150
Rockley Photonics Shareholders Rollover Equity(2)	1,148
Total Sources of Funds	**$1,471**

Uses of Funds(4)	
Cash to Balance Sheet	$283
Transaction Fees	40
Rollover Equity(2)	1,148
Total Uses of Funds	**$1,471**

SC Health and Rockley Photonics are partnering to accelerate Rockley's product development and commercialization outlook

(1) *Adjusted for the conversion of Class B ordinary shares of SC Health held by SC Health Holdings Limited ("Sponsor") into Class A ordinary shares in the post Transaction Company. Excludes the impact of warrants and a management incentive plan.*
(2) *Assumes that the Company Shareholders roll over 100.0% of existing stake into the post-Transaction Company.*
(3) *Consists of: a) the conversion of Class B ordinary shares of SC Health held by Sponsor into Class A ordinary shares in the post-Transaction Company and b) US$50 million participation in the PIPE by Sponsor Holdco.*
(4) *Assumes no redemptions on cash proceeds from the IPO of SC Health currently held in trust.*
(5) *Includes participation from Medtronic; excludes US$50 million participation by Sponsor Holdco.*
(6) *Includes participation from Medtronic and US$50 million participation by Sponsor Holdco.*

6

Agenda Rockley Photonics Overview Investment Highlights Financial Overview Business Details

Rockley Photonics at a Glance

- Rockley has developed a unique sensing platform targeting applications in consumer health and wellness → driving an exponential increase in application capabilities for non-invasive, multi-modal biomarker monitoring
- Built on its highly disruptive silicon photonics technology, Rockley's platform delivers compelling and peerless sensor performance, power, resolution and density
- Engaged or contracted with 4 consumer electronics customers holding >55% of smartphone and >50% of wearables markets and 2 medical device companies including one of the largest players in the MedTech space
- Rockley has seeded a manufacturing ecosystem with its wholly-owned, proprietary processes for rapid scalability

$48B+ Healthcare TAM

55%+ / 50%+ Engaged or contracted customers' market share in smartphone / wearables markets(1)

123 Patents, with another 269 pending applications and trade secrets

$390M+ Total funding

7+ Years of product development

Target Consumer Healthcare Applications				
	Lactate	Alcohol	CGM (Glucose)	Hydration
	Core Body Temperature	Blood Pressure	Blood Oxygen	Heart Rate

Unique Spectrometer Chip

Improved Performance	**Up to 1,000,000x** Higher resolution than LED
High Accuracy	**1,000x** Higher accuracy than LED
Best-in-Class Spectral Range	**100x** Broader range than LED
World-leading Integration	**Numerous** Lasers on a single chip

"Clinic-on-the-Wrist"

Condensing technology the size of clinical machines onto a wearable chip



(1) *Wearable and smartphone markets in term of units.*

8

Rockley Spectra-Sense Module Rockley’s Unique Technology Solution Optical Sensing Frontside Electrical Interface Backside Photonic Integrated Circuits Electronic Pin Contacts ASIC Controller, MUX, AFE, Drivers 3 4 3 4 1 2 Infrared Visible Spectrum 1 2 Rockley’s proprietary clinic-on-the-wrist module condenses traditional tabletop technology onto a wearable chip

Actionable Insights from Nutrition to Health 8:32pm SAT 2/13 Rockley enables continuous health and wellness monitoring of multiple biomarkers, paving the way for nextgen consumer electronics

The Full-Stack Rockley Platform Electronic Integrated Circuits (ASICs) Photonic + Electronic Co-Packaging System Architecture & Hardware Design Biosensing Algorithms and AI Cloud Analytics The Full Stack Rockley Platform Firmware / Software Photonic Integrated Circuits in Silicon with Integrated III-V Rockley’s technology platform offers a full suite of capabilities across hardware and software

Rockley’s Commercialization Roadmap Additional Avenues for Growth Immediate Focus Near-Term Commercial Opportunity Current commercial focus of the company and have built out complete vertical capability Underlying technology platform leverages development in other optical fields Engaged or contracted customers hold >55% of smartphone and >50% of wearables markets Health and Wellness MedTech Offers AI / cloud analytics tools to impact disease detection and prevention Potential application include diabetes and other major diseases Started discussion with MedTech companies Machine Vision Robotic and automotive Lidar Data Center Connectivity Optical transceivers Computer Connectivity In-Package Optics While Rockley’s immediate focus is health and wellness, its technology can be applied to other industry verticals and use cases

Rockley's Objective is to Play a Pivotal Role in The Next Frontier of Consumer Devices and Health and Wellness

Rockley PHOTONICS

Apple

*"I really believe… that if you zoom out to the future and then look back and ask, 'What has Apple's greatest contribution been?' **it will be in the health and wellness area**."*

- Tim Cook, CEO & Chairman, Apple [(1)]

amazon

*"Amazon is **building a 'health & wellness' team** within Alexa as it aims to upend health care."*

- CNBC [(2)]

Microsoft

*"Microsoft recently announced a new healthcare initiative known as "AI for Health,"… **The new initiative will primarily focus on health-related problems** and the integration of AI and tech solutions."*

- Forbes [(3)]

facebook

*"We've focused on trying to make sure that we understand the effects of **using our services on people's well-being**."*

- Mark Zuckerberg, CEO & Chairman, Facebook[(4)]

Google

*"We're developing technology solutions to enable care teams to deliver better, faster and more connected care. We're working on products and features to **empower people to be healthier** with the information, assistance, and connections they need to act on their health."*

- Google Health homepage

Tencent 腾讯

*"Artificial Intelligence has found increasing application among various industries… among which **intelligent healthcare is our focus**."*

- Pony Ma, CEO & Chairman, Tencent [(5)]

---

(1) "Tim Cook Pivots to Fitness" by Michael Roberts on Outside Magazine. https://www.outsideonline.com/2420733/tim-cook-apple-fitness-wellness-future.
(2) "Amazon is building a 'health & wellness' team within Alexa as it aims to upend health care" by Eugene Kim on CNBC. https://www.cnbc.com/2018/05/10/amazon-is-building-a-health-and-wellness-team-within-alexa.html
(3) "Microsoft Invests In A New AI For Health Initiative" by Ilker Koksal on Forbes. https://www.forbes.com/sites/ilkerkoksal/2020/02/28/microsoft-invests-in-a-new-ai-for-health-initiative/?sh=c943b1c711e4
(4) Facebook 2018 Q2 Earnings call.
(5) Pony Ma's speech at 2019 World AI Conference. Full script from https://tech.sina.com.cn/it/2019-08-29/doc-ihytcern4417421.shtml.

13

Agenda Rockley Photonics Overview Investment Highlights Financial Overview Business Details

Investment Highlights Massive Consumer Health Market Opportunity: Significantly increased consumer focus on health and wellness – smart wearable technology rapidly proliferating with emerging monitoring capabilities 1 Industry-Revolutionizing Technology Platform: Unique, differentiated and IP protected silicon photonics and optical measurement technology unlocking new use cases in healthcare monitoring, sensing, and datacoms 2 Validated by Leading Blue-Chip Customers: Engaged or contracted with 4 customers collectively holding >55% of smartphone and >50% of wearables markets and 2 MedTech customers including one of the largest medical device players globally; $70M+ NRE committed by a leading developer of smartphones, smart watches, and consumer electronics 3 Capex-light and Scalable Manufacturing Model: Fabless model with a seeded global manufacturing ecosystem running proprietary processes wholly owned by Rockley and ready for rapid and efficient high-volume scaling 4 Multiple Avenues for Consistent Growth with Compelling Financial Profile: Short-term commercial focus on health and wellness is supplemented by platform capability that creates substantial mid- and longer-term revenue opportunities leveraging big data and predictive analytics 5 World Class Management Team with Extensive Track Record: Leadership team with significant public company experience with highly disruptive technologies 6

Massive Emerging Market Opportunity with Compelling Healthcare Technology Need

1

Rockley PHOTONICS

$48B+ TAM in 2025

Large market opportunity as growing universe of healthcare monitoring devices incorporate additional sensing capabilities

Devices
Blood pressure monitor, pulse oximeter, body temperature monitor, blood glucose monitor, alcohol monitor, IR spectrometer
$18B TAM

Mobile
Smartphone
$23B TAM *1.5B Units*

Wearables
Smartwatch, fitness band, smart earbuds
$7B TAM *700M Units*

Near Term Target Markets



Wearables



Smartphones



Point-of-Care

Expanded Market Opportunity

- IoT Devices
- Hearables
- Smartpatches
- Smartbands

Rockley's immediate commercial focus is wearables, mobile and medical devices, representing an attractive 2025 TAM of >$48B

Sources: IDC, Counterpoint Research, Strategy Analytics, TrendForce Research, leading consumer electronics manufacturer investor materials.

16

The Emerging Healthcare Need Is Driving a Massive Opportunity 1 ____________________ (1)Existing Technology Solutions: 1. PPG – simple technique from which vitals are extracted 2. IR spectroscopy – Ability to interrogate many complex bio-markers of chronic conditions and other diseases. Strong market demand and societal growth trends… …are unmet by existing technology Current Technology Solutions(1) Chronic Conditions & Diseases Increasing consumer focus on preventative health Wearable tech rapidly proliferating with emerging monitoring capabilities Covid-driven rethinking of “at-home” monitoring solutions Growing need for costly chronic care Health systems strained by demand High-cost, non-invasive monitoring solutions are only available in-clinic ✘Lack integration across devices and technologies ✘Inability to miniaturize ✘Limited use cases ✘Not scalable Health & Wellbeing Awareness There is growing demand for miniaturized, non-invasive sensing technology with real-time diagnostics and analytics that is affordable and accessible outside of a clinical setting à existing technology cannot meet these consumer healthcare needs

2 The Rockley Solution: Multi-Function Clinic-on-the-Wrist Capability

Rockley® PHOTONICS

Current Smartwatch Technology

- ✗ Limited sensor capabilities
- ✗ Legacy LED technology
- ✗ Low resolution & accuracy

Heart Rate & ECG
Blood Oxygen



Current Medical Technology

- ✗ In-clinic / in-hospital monitoring only
- ✗ Bulky, high-cost medical lab equipment not available to average consumer
- ✗ Different equipment for different tests



Lactate · *Alcohol* · *Glucose* · *Carbon Monoxide* · *Blood Pressure*

Rockley's Multi-Function Clinic-on-the-Wrist Capability



- ✓ **Single sensor for multi-modal biochemical / biophysical marker monitoring**
- ✓ **Functionality of numerous lasers on a single chip**
- ✓ **Unparalleled spectral resolution & accuracy**



New sensing functions unlocked…

Lactate · *Alcohol* · *CGM (Glucose)* · *Carbon Monoxide* · *Blood Pressure* · *And more…*

Rockley's optical technology enables the miniaturization of sensing devices necessary for the evolution of a wearable spectrometer

18

3 Validated by Leading Blue-Chip Customers

Rockley PHOTONICS

- **100+** Identified as Potential Target
- **45** Started Discussions
- **17** Entered into Due Diligence
- **8** Proceeded to Contract Negotiations
- **6** Engaged or Contracted Customers

Illustrative Health and Wellness Pipeline

Apple, oppo, vivo, mi 小米 xiaomi.com, huami, GARMIN, WITHINGS, fitbit, SAMSUNG, amazon, POLAR, WHOOP, SUUNTO, mobvoi

Represents >55% of smartphone and >50% of wearables market

Illustrative MedTech Pipeline

Medtronic, illumina, GRAIL, SIEMENS, verily, PHILIPS, Roche, dexcom CONTINUOUS GLUCOSE MONITORING, LifeSignals

Rockley's existing commercial relationships with leading consumer device customers validate its unique technology and business opportunity → near-term commercial focus is on a robust pipeline of consumer device, medical device and life sciences companies

Sources: IDC, Counterpoint Research, Strategy Analytics, TrendForce Research, Consumer Electronics Manufacturer.
(1) By unit volume.

19

Capex-light and Scalable Manufacturing Model 4 Silicon Photonic Integrated Circuits and Wafer Scale Integration Auto, Consumer & Health qualified 400K+ wafers per year capacity High-Volume IC / Wafer Foundry III-V Semiconductor Active Optics Telecom & Consumer qualified Large wafer scale, fully automated High-Volume III-V Semiconductor Foundry Electronic Integrated Circuits Used by most major consumer OEMs Qualified ultra high volume process node Leading Global IC Foundry Running proprietary process wholly-owned by Rockley and protected by IP Capex-light, fabless model in partnership with global tier-1 foundries fully supports Rockley’s volume ramp up requirements

5 Multiple Avenues for Further Growth and Upside

Rockley PHOTONICS

Health and Wellness Revenue Projections 2020A-2024E ($M)



10:35
1,125
426
79
40
21
2020A
2021E
2022E
2023E
2024E

Avenues for Growth Beyond Consumer Health

Medical Device and Predictive Analytics

Data Center Connectivity
JV with Hengtong Group

Machine Vision

Computer Connectivity

Others
Advanced Sensing Communication and Computing

Business plan through 2024 is based on health and wellness commercial strategy → other markets represent a compelling upside

21

6

World Class Management Team with Track Record of Leading Public Technology Companies

Rockley® PHOTONICS

Executive Team



Dr. Andrew Rickman, OBE[1]

Founder, CEO and Chairman

- Founder & CEO of Bookham, the first silicon photonics company
- Chairman of Kotura (acquired by Mellanox)
- Awarded OBE in the Queen's Millennium Honors



Mahesh Karanth

Chief Financial Officer

- CFO, Enlightened
- CFO, Invensense (acquired by TDK)
- Partner at Ernst & Young
- Various senior role at CPQ and HP



Amit Nagra

Chief Operating Officer

- EVP Operations, Source Photonics
- Director Operations, Luminent OIC

Strong Engineering and Operational Team Builds on the Rockley Platform



Roozbeh Parsa

VP of Sales and Marketing

- GM Product Line, Texas Instruments
- PhD, Stanford



Hooman Abediasl

VP of Product Engineering

- Nokia Bell Labs Award Winner
- Annenberg Fellow



Ara Nazarian

Executive VP, Engineering

- VP Engineering, Marvell Semiconductor
- Sr. Director of IC Design Engineering, Broadcom

82 PhDs



Ben Ver Steeg

Senior Director of Sensing Product Module Development

- CEO, TruTouch Technologies
- Co-Founder and CTO, Morelight Technologies



Cas Wierzynski

VP of Sensing Cloud and AI Product

- Senior Director AI Product, Intel
- Research Lead, Qualcomm
- PhD, Caltech



Michael Ng

Controller

- Corporate Controller, Virgin Galactic Holdings, Inc.
- VP Finance, Mojix
- PwC

156 Engineers

Deep Bench of Industry Expertise and Talent

Analog Devices, intel, Broadcom, InvenSense, Lumentum, Medtronic, GlobalFoundries, Cisco, Masimo, Cruise, Cerecor, CardieX, Texas Instruments, NASA

(1) *Order of the British Empire.*

22

Agenda Rockley Photonics Overview Investment Highlights Financial Overview Business Details

Evolution of Rockley's Cutting-Edge Technology Platform

Rockley® PHOTONICS

Founded by Andrew Rickman – based on 30 years of experience with a unique, versatile photonics platform structured to capitalize on mega scale semiconductor production and to address a range of strong emerging and growing markets

Established deep relationship with lead CMOS foundry

Topanga™ World's First OptoASIC Demonstrated

Hengtong JV formed

Advanced Sensing Platform Completed

Ovum acknowledges Rockley's unique approach to Silicon Photonics

Ahren Innovation Capital invests

Head of Cavendish Labs joins board

Credit Suisse backed Sig-i invests(1)

Applied Ventures invests

Morningside Ventures leads mezzanine round

2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2019 | 2020 | 2021

2005 TT founded
- Measurement science
- Clinical trials
- Benchtop instruments

New Partnerships:
- VTT
- CalTech
- Southampton

Company A relationship begins

Rockley receives Global Technology Innovation Award

Irish R&D Centre at Tyndall formed

Fab Agreement and team installed

Publicly launched healthcare module offering

>$390M of total funding(2) raised to date support the development and commercialization of Rockley's module

(1) *Via SIG-i Capital, a fund manager partially owned by Credit Suisse.*
(2) *Funding history includes fundraising, non-recurring revenue, government grants and subsidies.*

24

Product Development and Commercial Roadmap H1 H2 H1 H2 H1 H2 H1 H2 H1 H2 Chipset High volume consumer product Basic Module Hearable Low-end smart watch/band Mobile Advanced Module High-end smart watch High-end smart band Mobile (high-end / niche) Rockley Photonics Device Stand alone / medical grade Subscription Rockley Cloud Analytics RP Offering End-Product Form Factor Item Gen. 2 Gen. 3 Gen. 4 2025 2024 2023 2022 2021 The commercial launch of Rockley’s product offering is expected to be 2022 – 2023 Pre-alpha samples Commercial launch & volume ramp Gen. 1 Gen. 2 Gen. 3 Gen. 4 Pre-alpha samples Commercial launch & volume ramp Gen. 1 Gen. 2 Gen. 3 Gen. 4 Pre-alpha samples Commercial launch & volume ramp Gen. 1 Gen. 2 Gen. 3 Pre-alpha samples Commercial launch & volume ramp Gen. 1 Collaboration Platform Gen. 2 Gen. 3 Commercial launch & volume ramp Gen. 1

Product Applications in Wellness & Healthcare Extended IR Spectroscopy Advanced Algorithms Carbon Monoxide Alcohol Continuous Glucose Monitoring Lactate PPG Visible & IR Spectroscopy Blood Oxygen Hydration Heart Rate / HR Variability Breath Rate Blood Pressure Core Body Temperature Glucose indicator Health Trends Health Alerts Albumin, Urea, Creatinine, Others Sensor Fusion Cloud-based Big Data / Machine-Learning Advanced Module Applications Basic Module Applications Rockley Full Feature Devices Module evolution is expected to include additional sensing capabilities to close the gap towards medical device grade technology

Rockley's Module Has the Broadest Biomarker Detection Capabilities

Rockley® PHOTONICS

Biomarkers Detection	Rockley	ams	Analog Devices	SiTime	Melexis
HR / HRV	✓	✓	✓	✓	✗
Pulse Oximetry	✓	✓	✓	✗	✗
BP	✓	✓	✗	✗	✗
Breath rate	✓	✗	✗	✗	✗
Body temp	✓	✗	✗	✗	✓
Body hydration	✓	✗	✗	✗	✗
Blood flow	✓	✗	✗	✗	✗
Hemoglobin Constituent	✓	✗	✗	✗	✗
Blood alcohol	✓	✗	✗	✗	✗
Lactate	✓	✗	✗	✗	✗
Glucose	✓	✗	✗	✗	✗

Rockley's technology is uniquely capable of sensing numerous biomarkers across LED and infrared wavelengths

27

Engagement with Blue Chip Mobile OEMs Validate the Commercial Opportunity of Rockley’s Module Projected Revenue ($M) Long standing development and supply agreement Over $70M committed to date Leading producer globally with strong Asia channel MOU agreement signed Strong smart phone channel and emerging wearables MOU agreement in final negotiation Strong smart phone channel, common investor in Rockley MOU agreement in final negotiation Leading platform of wireless biosensors MOU agreement signed One of the largest medical device manufacturers globally Co-developing programs to address clinical market needs Company A Company B Company C Company D Company F Company E 2023-2024 commercialization plan is primarily driven by several large consumer device companies currently engaged with Rockley

The Consumer Health Commercial Opportunity is Underpinned by a Massive Market 0.0% 0.0% 11.4% 0.5% 0.7% 0.0% 20.9% 1.9% 0.0% 1.6% 0.1% 4.0% Total Serviceable Available Market(1)(2) (in $B) ’s Market Penetration Wearables Mobile Total Penetration Sensitivities Analysis for 2024E Revenue(2) (in $M) ____________________ Sources: IDC, Counterpoint Research, Strategy Analytics, TrendForce Research, leading consumer electronics manufacturer investor materials. Declining SAM estimate driven by ASP erosion. Pro Forma 2024E revenue scaled up by ratio of illustrative penetration rate to forecast penetration rate. 2024 revenue forecast represents <5% penetration of wearables and mobile SAM à significant further upside remaining

Impacting Disease Prevention and Management by Partnering with MedTech Companies

US Prevalence of Major Diseases(1)



US Prevalence (M)
0
5
10
15
20
25
30
35
40
45
CKD
Diabetes
Rockley
Flu
Cancer
Covid-19
Asthma
CAD
COPD
Hypo
PAD
CHF
Alzheimers
Cirrhosis
Hep C
Hyper
Sepsis
Stroke
Heart
Cancer
Liver
Kidney
Brain
Pancreas
Lung
Thyroid
Infection
Rockley
Rockley's focus

Diabetes
Continuous Glucose Monitoring



Cardiovascular
Wearable Biosensing Technology



Arterial Stiffness
Future example:
Laser Doppler Vibronmetry



Arterial Stiffness
PWV
PWV
Arterial stenosis
Detector

Robotic Surgery System
Advanced Sensing



Rockley's technology capabilities offer MedTech OEMs and patients enhanced tools for potential disease detection and management

(1) *Sources: Center of Disease Control and Prevention, endoctrineweb.*

30

Rockley's Module Can Detect Numerous Critical Biomarkers to Assist Disease Detection & Management

Rockley® PHOTONICS

	Coronary Arterial Disease	Diabetes	Chronic Kidney Disease	Covid-19
Albumin		✓		
Urea		✓		
Creatinine		✓		
Glucose	✓	✓	✓	✓
Lactate			✓	
Core body temp				✓
Hydration		✓	✓	✓
Alcohol	✓			
Bilirubin				
Hemoglobin		✓		
SpO2				✓
RR			✓	✓
HR / HRV	✓		✓	✓
BP	✓	✓	✓	✓
Population (USA)	18M	34M	37M	28M

✓ Diagnostics assistance indicator — IR (Albumin through Alcohol) — Visible (Bilirubin through BP)

Many Other Diseases:

- Asthma, COPD
- Cirrhosis, Hep C
- Alzheimer's, Stroke
- Flu, Sepsis
- Cancer

IR technology enables early detection of organ decline and continuous monitoring of patients living with chronic diseases

31

Revolutionary technology is protected by deep moat of patents, know-how and trade secrets covering numerous domains Rockley Benefits from Several Hard-to-Replicate Strengths Creating a Competitive Moat Technology & Process Complexity End-to-end control over design, manufacturing and packaging process, algorithms and software Disciplined and systematic documentation and protection of critical know-how, trade secrets and proprietary information Robust Patent Portfolio Covering Numerous Domains 123 issued patents 269 pending applications Extensive geographic coverage over numerous relevant technology domains World Class Management and Engineering Team Highly regarded silicon photonics and measurement science experts, with advanced technical degrees and world recognition of scientific capabilities Led by a pioneer in silicon photonics industry Research & Development $300M+ of R&D, NRE and >7 years of continuous specialization create a frontier technology that unlocks new use cases R&D has been supported through partnerships with leading research institutions and consumer electronics and MedTech companies

Global Development & Manufacturing Ecosystem Engineering / Ops HQ In-House R&D Facility UNITED KINGDOM Corporate HQ III-V and SiPh process engineering PASADENA, USA Engineering HQ SiPh/III-V & IC design process, packaging, and operations Corporate HQ IRVINE, USA Healthcare applications laboratory SAN JOSE, USA Commercial product engineering IRELAND III-V photonics process technology FINLAND Silicon photonics Process technology GLOBAL Volume foundry partners and development partners USA UK / Europe Asia Pacific Joint Venture CHINA Joint Venture Optical transceivers Rockley’s value chain partners across the globe provide the flexibility to scale and are ready for commercial launch

Agenda Rockley Photonics Overview Business Details Financial Overview Investment Highlights

Total Revenue Outlook (Revenue in $M) Prior to 2022, revenue is mostly driven by NRE Significant revenue increase from 2023 onwards, on the back of commercial adoption by consumer technology manufacturers Revenue is expected to cross the $1B in 2024 driven by sensor volume ramp up with contracted customers NRE-driven revenue Chipset and Module ramp-up Chipset and Module Revenue

P&L Outlook

(in $M)	FY 2020A	FY 2021E	FY 2022E	FY 2023E	FY 2024E
1 **Revenue**	**20.6**	**40.5**	**78.6**	**426.5**	**1,125.1**
% YoY Growth	*0.6%*	*96.3%*	*94.2%*	*442.3%*	*163.8%*
2 **Gross Profit**	**3.7**	**7.4**	**20.7**	**234.1**	**595.5**
Margin	*17.9%*	*18.2%*	*26.3%*	*54.9%*	*52.9%*
2 **EBITDA**	**(54.5)**	**(96.4)**	**(95.6)**	**48.9**	**260.1**
Margin	*(264.2%)*	*(238.1%)*	*(121.5%)*	*11.5%*	*23.1%*
3 **CAPEX**	**(1.6)**	**(10.4)**	**(18.5)**	**(38.5)**	**(50.0)**
% of Revenue	*(7.9%)*	*(25.8%)*	*(23.6%)*	*(9.0%)*	*(4.4%)*
4 **Free Cash Flow**	**(54.6)**	**(106.1)**	**(118.7)**	**(11.6)**	**149.7**

1. Revenue growth accelerates in 2023E as commercial sensor delivery ramps up
2. Gross and EBITDA margins expand as efficiencies from mass production are realized
3. Limited CAPEX requirement of US$10M – US$50M per annum
   - Aimed at funding portion of backend processing – improve IP protection, quality control, and process
4. Free cash flow expected to turn positive by 2024E

(1) Free Cash Flow = Operating Cash Flow – Capital Expenditure.

36

Improved Growth and Margins Post-Commercialization Increased Growth Potential Higher Margins Market Penetration(1) (%) Revenue Growth (%) Product Margin(2) (%) Gross Margin (%) EBITDA Margin (%) Number of Expected Customers ____________________ Share of serviceable available market of wearables. Blended margin across all products. Not meaningful as EBITDA is forecasted to be negative.

Public Peer Operational Benchmarking Revenue CAGR CY2022E-CY2024E CY2020E-CY2022E Median: 95.8% Mean: 116.4% Median: 14.6% Mean: 15.5% Recent SPAC Mergers Medical Devices Semiconductors Median: 20.5% Mean: 30.2% ____________________ Source: Company filings, Factset and Wall Street Research. Note: Market data as of March 12, 2021. Figures as per Investor Presentation since no broker estimates are available yet. Investor Presentation does not explicitly provide the 2024 revenue projection, so an estimate is being used. Pre-announcement of acquisition by Marvell. (2) (3) (1) (1) (1) (1)

Valuation Benchmarking EV / Revenue EV / CY2024E Revenue EV / CY2022E Revenue Median: 6.3x Mean: 8.8x Median: 3.2x Mean: 4.3x Median: 9.7x Mean: 12.0x ____________________ Source: Company filings, Factset and Wall Street Research. Note: Market data as of March 12, 2021. Figures as per Investor Presentation since no broker estimates are available yet. Investor Presentation does not explicitly provide the 2024 revenue projection, so an estimate is being used. Pre-announcement of acquisition by Marvell. (3) (1) (1) (1) (1) (2) Recent SPAC Mergers Medical Devices Semiconductors

Transaction Priced At Discount To Peer Multiples 73% Discount 53% Discount Pricing / Valuation Approach Summary (in $M) 2024E Revenue: $1,125M 3.0x – 5.0x 2024E Revenue Discounted back 3 years at 20% discount rate 1.1x 2024E Revenue Implied Future Enterprise Values derived by applying a range of 3.0x – 5.0x as EV / Revenue multiples to Rockley’s CY2024E Revenue Yielding Rockley’s Implied Future Enterprise Value as of YE2023 Implied Current Enterprise Value derived by discounting Implied Future Enterprise Value 3 years back at a discount rate of 20% Pro Forma Enterprise Values of $1.215B implies a 1.1x multiple on Rockley’s CY2024E Revenue

Thank You

Appendix

Historical P&L and 4-Year Outlook ____________________ Free Cash Flow = Operating Cash Flow – Capital Expenditure. (in $M) FY 2020A FY 2021E FY 2022E FY 2023E FY 2024E Product Revenue 0.0 0.0 15.8 405.5 1125.1 Sample revenue & NRE Revenue 20.6 40.5 62.8 21.0 0.0 Total Revenue 20.6 40.5 78.6 426.5 1125.1 % YoY Growth 0.6% 96.3% 94.2% 442.3% 163.8% COGS 16.9 33.1 57.9 192.3 529.6 % of Revenue 82.1% 81.8% 73.7% 45.1% 47.1% Gross Profit 3.7 7.4 20.7 234.1 595.5 Margin 17.9% 18.2% 26.3% 54.9% 52.9% Sales & Marketing (2.3) (7.2) (12.3) (20.5) (52.4) % of Revenue (11.1%) (17.7%) (15.6%) (4.8%) (4.7%) Engineering (41.5) (74.2) (88.6) (154.8) (255.1) % of Revenue (201.4%) (183.4%) (112.6%) (36.3%) (22.7%) General & Administration (18.3) (24.9) (20.5) (23.3) (47.7) % of Revenue (89.0%) (61.6%) (26.1%) (5.5%) (4.2%) Total Opex (62.2) (106.3) (121.4) (198.6) (355.1) % of Revenue (301.5%) (262.7%) (154.4%) (46.6%) (31.6%) EBITDA (54.5) (96.4) (95.6) 48.9 260.1 Margin (264.2%) (238.1%) (121.5%) 11.5% 23.1% CAPEX (1.6) (10.4) (18.5) (38.5) (50.0) % of Revenue (7.9%) (25.8%) (23.6%) (9.0%) (4.4%) Free Cash Flow(1) (54.6) (106.1) (118.7) (11.6) 149.7

Comparable Companies ____________________ Source: Company filings, Factset and Wall Street Research. Note: Market data as of March 12, 2021. Figures as per Investor Presentation since no broker estimates are available yet. Pre-announcement of acquisition by Marvell.

Glossary ASIC – Application-Specific Integrated Circuit AFE – Analog front-end BP – Blood Pressure CAD – Coronary Artery Disease CGM – Continuous Glucose Monitoring CHF – Congestive Heart Failure CKD – Chronic Kidney disease COPD – Chronic Obstructive Pulmonary Disease ECG – Electrocardiogram EV – Enterprise Value Hep C – Hepatitis C HR – Heart Rate HRV – Heart Rate Variability Hypo – hypoglycemia IC – Integrated Circuit IoT – Internet of Things IP – Intellectual Property IR – Infrared Radiation LED – Light-Emitting Diode MOU – Memorandum of Understanding MUX – Multiplexer NRE – Non-recurring engineering PAD – Peripheral Arterial Disease PPG – Photoplethysmography RR – Respiratory Rate R&D – Research and Development SAM – Serviceable Available Market SiPh – Silicon Photonics SPAC – Special Purpose Acquisition Company SpO2 – Peripheral Capillary Oxygen Saturation TAM – Total Addressable Market TT – TruTouch

Photonics as pervasive as micro-electronics